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                                                                   EXHIBIT 10.56

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                            NON-COMPETITION AGREEMENT

     NON-COMPETITION AGREEMENT (this "Agreement"), dated as of May 1, 2002, by and between CONSUMERS ENERGY COMPANY, a Michigan corporation (the "Seller"), MICHIGAN TRANSCO HOLDINGS, LIMITED PARTNERSHIP, a Michigan limited partnership (the "Buyer"), and MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a Michigan limited liability company ("Transco"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Membership Interest Purchase Agreement, dated as of October 24, 2001, between the Buyer and the Seller (the "Membership Interest Purchase Agreement").

                                   WITNESSETH:

     WHEREAS, the Seller and the Buyer have entered into the Membership Interest Purchase Agreement pursuant to which, inter alia, the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Interests upon the terms and conditions set forth in the Membership Interest Purchase Agreement;

     WHEREAS, from and after the Closing Date, the Buyer and Transco will be engaged, directly or indirectly, in the operation of the Purchased Assets in the business of the transmission (as such term is described in FERC Order Number
888) ("Transmission") of electricity (the "Business"); and

     WHEREAS, as a condition precedent to the obligations of the Buyer and any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Buyer (an "Affiliate") to consummate the transactions contemplated by the Membership Interest Purchase Agreement and the other Transaction Agreements, the Seller shall execute and deliver to the Buyer and Transco at the Closing this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Membership Interest Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                            NON-COMPETITION BY SELLER

     Section 1.01 Acknowledgments of Seller. The Seller acknowledges and agrees that (a) prior to the date hereof, the Seller has developed and has been integral to the operation of the Purchased Assets and the conduct of the Business; (b) the Seller is in possession of and may have continued access to trade secrets of and confidential information relating to the Purchased Assets and the Business; (c) from and after the Closing, the Buyer and Transco will be engaged directly or indirectly in the Business and the operation of the Purchased Assets; (d) the agreements and covenants contained in this Agreement are essential to protect the Business including, without


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limitation, the goodwill of the Business which, along with the Purchased Assets, are being acquired by the Buyer and Transco pursuant to the Membership Interest Purchase Agreement; (e) the Buyer would not consummate the transactions contemplated by the Membership Interest Purchase Agreement and the other Transaction Agreements but for such agreements and covenants; and (f) the Seller has received and will continue to receive substantial consideration from the Buyer and Transco pursuant to the terms of the Membership Interest Purchase Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby.

     Section 1.02 Non-Compete. (a) The Seller agrees on behalf of itself and its Subsidiaries (as defined in this Section 1.02) and Affiliates that for the period commencing on the date of this Agreement and ending on the date which is five (5) years after the Closing Date (the "Restricted Period"), the Seller shall not, and shall cause its Subsidiaries and Affiliates not to, directly or indirectly, whether or not for compensation, anywhere in the Restricted Territory, (i) promote, participate or engage in the Business or (ii) own of record, have any beneficial interest in, except for pre-payments by the Seller or its Subsidiaries and Affiliates for Transmission upgrades required by the Buyer, promote, control, manage or participate in any Person that engages in or otherwise competes in the Business.

     (b) For purposes of this Agreement, (i) the term "Restricted Territory" shall mean the service area in which the Seller and its Subsidiaries and Affiliates conducted the Business at any time prior to the Closing Date and (ii) the term "Subsidiary" shall mean any corporation, joint venture, partnership, limited liability company or other entity of which the Seller, directly or indirectly, owns or controls capital stock or other equity interests representing more than fifty percent (50%) of the general voting power of such entity.

     Section 1.03 Successors in Interest. In the event that the Seller sells, transfers or leases all or substantially all of its assets, or is not the surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, in any case prior to the termination of the Restricted Period, the Seller will cause such purchaser or surviving corporation, as the case may be, to assume by written agreement (a copy of which shall be provided to the Buyer) the Seller's obligations under this Agreement and such assumption will be a condition precedent to the consummation of any such transaction. The parties understand and agree that nothing in this Agreement shall prohibit the Seller or any purchaser or surviving corporation or Affiliates or Subsidiaries of such purchaser or surviving corporation contemplated by this Section 1.03 from engaging in the business of the Transmission of electricity, electric capacity or energy at any time in any territory outside of the Restricted Territory.


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                                   ARTICLE II

                                   ENFORCEMENT

     Section 2.01 Remedies. (a) The Seller acknowledges and agrees that any breach of any of the provisions of this Agreement by the Seller or any of its Subsidiaries or Affiliates will cause irreparable and substantial injury to the Buyer, Transco and/or the Business and that money damages would not provide an adequate remedy to the Buyer, Transco or any of their Affiliates, as the case may be, and, in recognition of this fact, agrees that, in the event of such breach, and in addition to any remedies at law it may have, the Buyer, Transco and/or any of their Affiliates, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be available.

     (b) All of the remedies expressly provided for in this Agreement are cumulative of any and all other remedies that the Buyer, Transco or any of their Affiliates might have at law or in equity. In addition to the remedies provided for in this Agreement, the Buyer, Transco and any of their Affiliates shall be entitled to avail themselves of all such other remedies as might now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants and agreements of the Seller contained herein. Resort to any remedy provided for in this Agreement or by law shall not prevent the concurrent or subsequent use of any other appropriate remedy or remedies and shall not preclude recovery by the Buyer, Transco or any of their Affiliates of monetary damages.

     Section 2.02 Necessity of Restrictions. The parties acknowledge and agree that the covenants and agreements contained in this Agreement have been negotiated in good faith by the parties, are reasonable and are not more restrictive or broader than necessary to protect the interests of the Buyer, Transco, any of their Affiliates and/or the Business, and would not achieve their intended purpose if they were on different terms or for a period of time shorter than the period of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges that the Buyer would not enter into the Membership Interest Purchase Agreement or the other Transaction Agreements (and consummate the transactions contemplated hereby or thereby) in the absence of the covenants and agreements contained in this Agreement and that such covenants and agreements are essential to protect the Business and the operation of the Purchased Assets including, without limitation, the goodwill associated therewith.

     Section 2.03 Severability. The Seller and each of the Buyer and Transco expressly understands and agrees that although the parties consider the covenants and agreements contained in this Agreement to be reasonable, if a final non-appealable judicial determination is made by a court of competent jurisdiction that (a) either the time or territory restrictions contained in this Agreement is an unenforceable provision or restriction against the Seller or its Subsidiaries or Affiliates, such provisions and restrictions of this Agreement shall not be rendered void but shall be deemed amended without any action on the part of any party hereto to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable and (b) any other term or provision of this Agreement is unenforceable, all other conditions and provisions of this Agreement shall


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nevertheless remain in full force and effect and such unenforceable term or provision will be interpreted so as to best accomplish the intent of the parties within the limits of Applicable Law.

                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01 Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by confirmed facsimile (with original to follow by first class mail, postage prepaid) or sent, postage prepaid by registered or certified mail or internationally recognized overnight courier service and shall be deemed given when so delivered by hand, or facsimile, or if mailed, five (5) days after mailing (two (2) business day in the case of overnight courier service) at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Buyer or Transco, to

               Michigan Electric Transmission Company, LLC.
               540 Avis Drive
               Suite H
               Ann Arbor, Michigan 48108
               Attention: Executive Vice President and Chief Operating Officer
               Telecopy: (202) 728-9613

               with a copy to:

               Pillsbury Winthrop LLP
               One Battery Park Plaza
               New York, New York 10004-1490
               Attention: Barton D. Ford, Esq.
               Telecopy: (212)858-1500

          (b)  if to the Seller, to

               Consumers Energy Company
               212 Michigan Avenue
               Jackson. Michigan 49201
               Attention: President
               Telecopy: (517)788-0258

     Section 3.02 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to


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the other parties.

     Section 3.03 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement together with the other Transaction Agreements supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Subsidiaries or Affiliates (or by any director, officer or representative thereof) with respect to the subject matter hereof and thereof. This Agreement together with the other Transaction Agreements constitutes the entire agreement by and between the parties hereto and thereto with respect to the subject matter hereof and thereof and there are not agreements or commitments by or between such parties or their Subsidiaries or Affiliates with respect to the subject matter hereof or thereof except as expressly set forth herein or therein.

     (b) Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 3.04 Amendments. No modification or amendment of this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and executed by all of the parties hereto.

     Section 3.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the Buyer or Transco may, in its sole discretion, assign any of or all of its rights, interests and obligations under this Agreement to any Affiliate of Trans-Elect, Inc., but no such assignment shall relieve the Buyer or Transco, as the case may be, of any of its obligations under this Agreement. Any purported assignment in violation of this Section 3.05 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

     Section 3.07 Interpretation. In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

     Section 3.08 Headings. The headings in this Agreement are for reference only, and will not affect the interpretation of this Agreement.

     Section 3.09 Waiver. The failure of the Buyer or Transco to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of the Buyer or Transco thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        CONSUMERS ENERGY COMPANY


                                        By: /s/ John Russell
                                            ------------------------------------
                                        Name: John Russell
                                        Title: President


                                        MICHIGAN TRANSCO HOLDINGS,
                                        LIMITED PARTNERSHIP


                                        By: /s/ Martin R. Walicki
                                            ------------------------------------
                                        Name: Martin R. Walicki
                                        Title: Managing Board Member of its
                                               General Partner


                                        MICHIGAN ELECTRIC TRANSMISSION
                                        COMPANY, LLC


                                        By: /s/ Martin R. Walicki
                                            ------------------------------------
                                        Name: Martin R. Walicki
                                        Title: Senior Vice President


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